Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157524 on Form S-8 of ESSA Bancorp, Inc. of our report dated December 11, 2009, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of ESSA Bancorp, Inc. for the year ended September 30, 2009.

/s/ S.R. Snodgrass, A.C.

Wexford, Pennsylvania

December 11, 2009